SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

Back Yard Burgers, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
GENERAL INFORMATION
BOARD PROPOSAL NO. 1 — ELECTION OF DIRECTORS
General
Director standing for re-election is the Class II Director as follows:
Continuing directors include the Class I and III Directors as follows:
Meetings
Committees
Process for Communicating with Board Members
BOARD PROPOSAL NO. 2 — APPROVAL OF AN AMENDMENT TO THE 1995 EMPLOYEE STOCK PURCHASE PLAN
Description of Plan
Proposal to Amend the Plan
OTHER INFORMATION
Principal Accountant Fees and Services
Principal Stockholders
Executive Compensation
Summary Compensation Table
Option/SAR Grants in Last Fiscal Year (1)
Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values (1)
Other Executive Officers
Compensation Committee Interlocks and Insider Participation
Compensation Committee Report On Executive Compensation
Employment and Severance Agreements
Compensation Pursuant to Plans
Audit Committee Report
Section 16(a) Beneficial Ownership Reporting Compliance
Independent Registered Public Accounting Firm
Certain Transactions
COMPANY PERFORMANCE
EQUITY COMPENSATION PLAN TABLE
PROXY SOLICITATION
STOCKHOLDER PROPOSALS
OTHER MATTERS
ADDITIONAL INFORMATION AVAILABLE

1657 N. Shelby Oaks Drive, Suite. 105
Memphis, Tennessee 38134-7401

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held May 27, 2005

Dear Stockholder:

     You are cordially invited to attend the annual meeting of the stockholders of Back Yard Burgers, Inc., a Delaware corporation, to be held at the Embassy Suites Hotel, 1022 South Shady Grove Road, Memphis, Tennessee 38120 on May 27, 2005, at 10:00 a.m., central time, for the following purposes:

1.	To elect one Class II Director for a 3-year term.

2.	To consider and vote upon a proposal to approve an amendment to the 1995 Employee Stock Purchase Plan to extend the expiration date of the plan to May 31, 2010.

3.	To transact such other business as may properly come before the meeting or any postponements, continuations or adjournments thereof.

     Only holders of record of shares of our common stock and preferred stock at the close of business on April 1, 2005 are entitled to notice of and to vote at the meeting and at any and all postponements, continuations or adjournments thereof.

     Our Proxy Statement and Annual Report for the year ended January 1, 2005 are being mailed to stockholders with this mailing.

By Order of the Board of Directors

Lattimore M. Michael
Chairman and Chief Executive Officer

Memphis, Tennessee
April 28, 2005

     Your vote is important. You are requested to complete, sign, date and return the proxy card in the return envelope provided. You retain the right to revoke the proxy or to vote in person should you later decide to attend the meeting.

BACK YARD BURGERS, INC.
1657 N. Shelby Oaks Drive, Suite 105
Memphis, Tennessee 38134-7401

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
To be held May 27, 2005

GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Back Yard Burgers, Inc., a Delaware corporation, to be used in voting at the annual meeting of stockholders of the Company to be held May 27, 2005, and at any and all postponements, continuations or adjournments thereof. This Proxy Statement, the accompanying Form of Proxy and the Notice of Annual Meeting are first being mailed or given to stockholders of the Company on or about April 28, 2005. The principal executive offices of the Company are located at 1657 N. Shelby Oaks Drive, Suite 105, Memphis, Tennessee 38134-7401.

     Stockholders of the common stock and preferred stock whose names appeared of record on the books of the Company at the close of business on the record date, April 1, 2005, will be entitled to vote at the meeting and any postponements, continuations or adjournments thereof. On the record date, there were 4,791,677 shares of the Company’s common stock and 19,269 shares of the Company’s preferred stock issued, outstanding and entitled to vote at the meeting. The common stock and the preferred stock are counted as a single class for purposes of calculating votes with respect to each matter submitted at the meeting. Each share of common stock and preferred stock is entitled to one vote on each matter submitted at the meeting.

     With respect to the first voting item, election of directors (“Board Proposal No. 1”), the enclosed form of proxy provides a method for stockholders to vote for or withhold authority to vote for the nominee to the Board. To grant the proxy authority to vote for the nominee, check the box marked “FOR.” To withhold authority to vote for the nominee, check the box marked “WITHHOLD AUTHORITY.” By checking the box marked “WITHHOLD AUTHORITY,” shares will not be counted as votes cast, but will be counted as present at the meeting for the purpose of calculating whether a quorum exists. Provided a quorum is present, the affirmative vote of a plurality of the votes cast at the meeting is required for election of the nominee to the Board.

     With respect to the second voting item, approval of an amendment to the 1995 Employee Stock Purchase Plan (“Board Proposal No. 2”), the enclosed form of proxy provides a method for stockholders to vote “FOR” the proposal, vote “AGAINST” the proposal or to “ABSTAIN” from voting. Provided a quorum is present, the affirmative vote of a majority of the votes cast, in person or by proxy, at the 2005 annual meeting is required to approve Board Proposal No. 2. Abstentions from voting on Board Proposal No. 2 will not be counted as votes cast, but will be counted as present at the meeting for the purpose of calculating whether a quorum exists. Brokers who hold shares in street name for customers who are beneficial owners of such shares are prohibited from giving a proxy to vote such customers’ shares on “non-routine” matters in the absence of specific instructions from such customers. This is commonly referred to as a “broker non-vote.” Broker non-votes will be treated in the same manner as abstentions for voting and quorum purposes.

     If the accompanying proxy card is properly signed and returned to the Company and not revoked, it will be voted in accordance with the instructions contained therein. Unless contrary instructions are given, the persons designated as proxy holders on the proxy card will vote for the approval of all of the proposals to be considered at the meeting, and as recommended by the Board with regard to all other matters or, if no such recommendation is given, in their own discretion. Each stockholder may revoke a previously granted proxy at any time before it is exercised by filing with the secretary of the Company a revoking instrument or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if the person executing the proxy attends the annual meeting in person and so requests. Attendance at the annual meeting will not, in itself, constitute a revocation of a previously granted proxy.

BOARD PROPOSAL NO. 1 — ELECTION OF DIRECTORS

General

     Under the Company’s Amended and Restated Certificate of Incorporation, members of the Board of Directors are to be elected by classes with staggered terms of three years each. The Board of Directors presently consists of five persons. The Board of Directors may consist of not less than five nor more than 12 directors, whose membership shall be spread as evenly as practicable among the three classes. Mr. W. Kurt Henke, currently a member of the class whose term expires in 2005, is the nominee for election as a Class II Director at the 2005 annual meeting for the term ending in 2008. Mr. Henke has been recommended to the Board by its Nominating and Governance Committee and ratified by the Board. Mr. Henke has consented to being named in this Proxy Statement and to serve if elected. If for any unforeseen reason Mr. Henke should decline or be unable to serve, the proxies will be voted to fill any such vacancy in accordance with the discretionary authority of the persons named in the proxies.

     The following table sets forth the name, age, position with the Company and/or principal occupation, and term of office as director for the nominee and each current director:

Director standing for re-election is the Class II Director as follows:

			Director	Year Term
Name	Age	Principal Occupation During Past 5 Years	Since	Will Expire
W. Kurt Henke	47	Mr. Henke has been an attorney with Henke-Bufkin since 1992.	1993	2005

Continuing directors include the Class I and III Directors as follows:

			Director	Year Term
Name	Age	Principal Occupation During Past 5 Years	Since	Will Expire
Joseph L. Weiss	45	Mr. Weiss is president of A. Weiss Company, a franchisee of the Company. From 1993 to 1999, he was president and chief operating officer of the Company.	1989	2006

Jim L. Peterson	69	Mr. Peterson is the chairman and CEO of J. P. Family Restaurants Holding Company. He is also the chairman emeritus for Bojangles’ Restaurants, Inc., and past chairman of Apigent Solutions. From 1994 to 1999, he was chairman, president and chief executive officer of Bojangles’ Restaurants, Inc. Prior to joining Bojangles, he was president and chief executive officer for Whataburger, Inc. for 20 years.	2000	2006

Lattimore M. Michael	61	Mr. Michael has been chairman and chief executive officer of the Company since 1993. From 1987 to 1992, he was the Company’s president and chief executive officer.	1987	2006

William B. Raiford, III	44	Mr. Raiford has been an attorney with Merkel & Cocke, P.A. since 1989.	1993	2007

Meetings

     During 2004 the Board met on ten occasions. In 2004 each director attended at least 75% or more of the total of meetings of the Board and committees of the Board during the period in which he served. Under the Company’s Corporate Governance Guidelines, each director is expected to attend board and committee meetings, as applicable, and spend sufficient time to properly discharge his responsibilities. All Board members who were nominated for election at the Company’s 2004 meeting of stockholders were in attendance at such meeting.

     The Company’s Nominating and Governance Committee recommends to the Board nominees for director. The Board and Nominating and Governance Committee will consider any and all stockholder suggestions for names of nominees to the Board for the 2006 annual meeting, provided that such suggestions are made in writing and delivered to the Secretary of the Company on or before December 17, 2005. A stockholder wishing to recommend a prospective nominee for the Board should notify the Chairman of the Nominating and Governance Committee in writing with whatever supporting material the stockholder considers appropriate. The Nominating and Governance Committee will strive to evaluate all nominees to the Board in the same manner and in accordance with the same procedures, without regard to whether the nominee is recommended by the committee, a stockholder or members of management. However the Nominating and Governance Committee may require additional steps in connection with the evaluation of candidates submitted by stockholders due to the potential that the existing directors and members of management will not be as familiar with the proposed candidate as compared to candidates recommended by existing directors or members of management.

     Prior to completing its recommendation to the Board of nominees to be considered for election, the Nominating and Governance Committee will require that each nominee complete a director’s and executive officer’s questionnaire and deliver a report on all transactions between the candidate and the Company, its directors, officers and related parties. The Nominating and Governance Committee reserves the right to seek such additional information on the nominee as the committee deems appropriate in connection with its evaluation. Once the Nominating and Governance Committee has obtained all requested information, it will then evaluate the prospective nominee to determine whether such person possesses the following minimum standards and qualifications as established by the committee:

•	The highest personal and professional ethics, integrity and values and a commitment to representing the long-term interests of stockholders.

•	An inquisitive and objective perspective, practical wisdom, mature judgment and the ability to exercise informed judgment in the performance of his or her duties.

•	Commitment of sufficient time and attention to discharge his or her obligations.

•	A distinguished record of leadership and success in his or her arena of activity.

•	A strong educational background.

     The Nominating and Governance Committee will also consider such other relevant factors as it deems appropriate, including the need to have complementary backgrounds which maximize perspective in forming board decisions. After completing this evaluation the committee will make a recommendation to the Board as to the persons who should be nominated, and the Board will then determine the nominees after considering the recommendations of the committee.

     The Board has determined that the proposed nominee, W. Kurt Henke, qualifies as “independent” under Nasdaq listing standards.

Committees

     The following is a brief description of the functions of the Company’s committees. A complete description of the duties and responsibilities of each committee can be found in its written charter, which is available on the Company’s website at www.backyardburgers.com.

     Nominating and Governance Committee. The Nominating and Governance Committee is appointed by the Board to (1) assist the Board of Directors by identifying individuals qualified to become board members, (2) recommend to the Board of Directors the director nominees for the next annual meeting of shareholders, (3) review and recommend to the Board of Directors Corporate Governance Guidelines applicable to the Company, and (4) such other purposes as shall be delegated to the committee from time to time by the Board of Directors. The Committee is comprised of the following directors: W. Kurt Henke, as Chairman, and Jim L. Peterson. The Board has determined that each of these individuals qualifies as an “independent” director under the Nasdaq listing standards. Mr. Peterson and Mr. Henke, assuming he is elected to the Board, will also continue to serve on such committee in 2005.

     Audit Committee. The Audit Committee met three times in 2004. The Audit Committee’s primary function, which is further described in the Audit Committee Charter, is to oversee the processes of accounting and financial reporting of the Company and the audits and financial statements of the Company. The Audit Committee is directly responsible for the engagement, compensation and oversight of the Company’s independent auditors and the review and oversight of the Company’s internal controls. The Audit Committee is presently composed of Jim L. Peterson, as Chairman, Joseph L. Weiss and William B Raiford, III. Messrs. Peterson, Weiss and Raiford will continue to serve on such committee in 2005. The Board has determined that each of these individuals qualifies as an “independent” director under the Sarbanes-Oxley Act, related SEC rules, and the Nasdaq listing standards related to Audit Committees. In addition the Board has determined that Mr. Peterson, the current Chairman of the Audit Committee, qualifies as an “audit committee financial expert” within the meaning of the regulations of the SEC.

     Compensation Committee. The Compensation Committee met eight times in 2004. The Compensation Committee reviews and approves corporate goals and objectives relevant to the chief executive officer’s compensation, evaluate the chief executive officer’s performance in light of those goals and objectives, and recommends to the Board the chief executive officer’s compensation levels based on this evaluation. The Compensation Committee also considers, approves and reviews the compensation for other officers and key employees of the Company. The Compensation Committee is presently composed of Joseph L. Weiss, as Chairman, W. Kurt Henke and William B. Raiford, III. Messrs. Weiss and Raiford will continue to serve on this committee in 2005, and assuming he is elected to the Board, Mr. Henke will also continue to serve on such committee in 2005. The Board has determined that each of these individuals qualifies as an “independent” director under the Nasdaq listing standards.

Process for Communicating with Board Members

     Shareholders may communicate with the Chairman of the Board or any member of the Board by sending a written communication to the applicable person at Back Yard Burgers, Inc., 1657 Shelby Oaks Dr. N. Ste. 105, Memphis, Tennessee 38134. All communications will be compiled by the Secretary of the Company and submitted to the Board or the individual Directors on a periodic basis. Employees and others who wish to contact the Board or any member of the Audit Committee to report complaints or concerns with respect to accounting, internal accounting controls or auditing matters, may do so anonymously by using the above address. Communications regarding nominations of candidates to the Board or proposals to be included in the proxy statement are subject to additional requirements that are discussed separately in this proxy statement.

BOARD PROPOSAL NO. 2 — APPROVAL OF AN AMENDMENT
TO THE 1995 EMPLOYEE STOCK PURCHASE PLAN

     The Board has adopted, subject to stockholder approval, an amendment to the 1995 Employee Stock Purchase Plan (the “Plan”). The amendment to the Plan, which is set forth in appendix A hereto, extends the expiration date of the Plan from May 31, 2005 to May 31, 2010. The amendment does not increase the aggregate number of shares of the Company’s common stock that may be purchased under the Plan

Description of Plan

     The following is a summary of the principal features of the Plan. The summary is not a complete description of all of the terms of the Plan. A copy of the proposed amendment to the Plan is attached as Appendix A to this proxy statement. Any stockholder of the Company who wishes to obtain a copy of the original Plan document may do so upon written request to us at Back Yard Burgers, Inc., 1657 Shelby Oaks Dr. N. Ste. 105, Memphis, Tennessee 38134.

     Shares. The aggregate number of shares of the Company’s common stock that may be purchased under the Plan may not exceed 225,000. As of January 31, 2005, 128,011 shares of common stock had been purchased under the Plan and 96,989 shares of common stock remain available for purchase pursuant to the terms of the Plan.

     Terms and Conditions. Each Eligible Employee on each Offering Date (as such terms are defined in the Stock Purchase Plan), as determined in accordance with the Stock Purchase Plan, is entitled to purchase, in the manner and on the terms provided, whole shares of the Company’s common stock at a purchase price determined in accordance with the Plan. Notwithstanding any provision in the Plan to the contrary, if any person entitled to purchase shares in any offering under the Plan would be deemed, for purposes of Section 423(b)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), to own more than 5% of the total combined voting power of the Company, the maximum number of shares which such person shall be able to purchase pursuant to the Plan shall be reduced to that amount which, when added to all other shares of the Company which such person is deemed to own, is less than 5% of the total combined voting power of the Company.

     Entry into the Stock Purchase Plan. Any Eligible Employee may become a participant in the Plan by filing with the Company a stock purchase agreement prior to any offering date on which an offering under the Plan commences. Once an Eligible Employee has filed a stock purchase agreement with the Company, such Eligible Employee shall remain as a participant in the Plan until withdrawing therefrom.

     Payment for Shares. Payment for shares of Company common stock purchased under the Plan shall be made by authorized payroll deductions from a participant’s compensation or by supplemental payments made in accordance with the terms of the Plan.

     Option Price. The purchase price of each share of common stock issued pursuant to the Plan is 85% of the average of the reported highest and lowest bid price of the Company’s common stock on Nasdaq on the applicable exercise date. Should no sale of Company common stock occur on any exercise date, the purchase price will be determined on the basis of sales of Company common stock on the next preceding day on which sales were made. Anything in the Plan notwithstanding, the purchase price per share shall not be less than the par value of a share of Company common stock

     Purchase of Shares. If, on any exercise date under the Plan, there is credited to the stock purchase account of a participant an amount at least equal to the purchase price per share of the Company’s common stock on an exercise date, the participant shall buy and the Company shall sell to the participant at the purchase price as determined under the Plan, the largest number of whole shares of the Company’s common stock which can be purchased with the amount in the participant’s stock purchase account.

     Issuance of Shares. The shares of the Company’s common stock purchased by the participant on any exercise date shall for all purposes be deemed to have been issued and sold at the close of business on such exercise date.

     Withdrawal from the Stock Purchase Plan. A participant may withdraw from the Plan at any time by filing a notice of withdrawal. Upon a participant’s withdrawal, the entire amount credited to such participant’s stock purchase account is refunded. Any participant who withdraws from the Plan may again become a participant by complying with the terms and provisions of the Plan.

     Termination of Continuous Service. In the event of a termination of a participant’s continuous service for any reason, the entire amount of such participant’s stock purchase account as of the effective date of such termination shall be used to purchase shares of the Company’s common stock on the next succeeding exercise date and any remaining balance shall be refunded, provided, however, that if a participant’s continuous service is terminated for any reason at least three months prior to the next exercise date, the entire amount in such participant’s stock purchase account shall be refunded to him.

     Insufficient Shares. In the event that on any exercise date the aggregate funds available for the purchase of shares of the Company’s common stock would purchase a number of shares which would exceed the number of shares available for purchase under the Plan, the administrator of the Plan shall proportionately reduce the number of shares which would be otherwise purchased by each participant on such exercise date in order to eliminate such excess, and the Plan would then immediately terminate after such exercise date and any remaining balances credited to the stock purchase account of each participant shall be refunded.

     Rights not Transferable. Rights to purchase shares of the Company’s common stock under the Plan are exercisable only by a participant during such participant’s lifetime and are not transferable by such participant other than by will or the laws of descent and distribution. If a participant attempts to transfer its rights to purchase shares of the Company’s common stock under the Plan other than by will, such participant shall be deemed to have requested withdrawal from the Plan.

     Administration of the Stock Purchase Plan. Subject to the general control of, and superseding action by, the Board, the Secretary of the Company has full power to administer the Stock Purchase Plan, including to adopt rules not inconsistent with the provisions of the Plan for its administration and shall adopt the form of stock purchase agreement, all notices required under the Plan and restrictions, if any, on the registration of certificates for shares purchased under the Plan.

     Expiration and Termination. Subject to approval of amendment no. 1 to the Plan, the Plan will continue in effect through May 31, 2005, unless terminated prior thereto in accordance with the terms of the Plan. The Board has the right to terminate the Plan or any offering thereunder at any time. In the event of the expiration of the Plan or its termination or the termination of any offering thereunder, the entire amount credited to the stock purchase account of each participant shall be refunded.

Proposal to Amend the Plan

     The Board has adopted, subject to stockholder approval, an amendment to extend the expiration date of the Plan from May 31, 2005 to May 31, 2010. The amendment does not increase the aggregate number of shares of the Company’s common stock that may be purchased under the Plan. As of January 31, 2005, 128,011 shares of common stock had been purchased under the Plan and 96,989 shares of common stock remain available for purchase pursuant to the terms of the Plan.

     The Board of Directors recommends a vote “For” the approval of the amendment to the 1995 Employee Stock Purchase Plan.

OTHER INFORMATION

Principal Accountant Fees and Services

     The Audit Committee previously adopted a policy for pre-approval of engagements for audit, audit-related and non-audit services by the primary external auditor. The policy requires that all audit services and audit-related services to be performed by the primary external auditor be pre-approved by the Audit Committee. Non-audit services must first be pre-approved by the Chief Financial Officer before being submitted for pre-approval to the Audit Committee. The requirement for pre-approval by the Audit Committee of an engagement for non-audit services by the Company’s primary external auditor may be waived if the aggregate amount of all such non-audit services provided by the primary external auditor is less than five percent of the total amount of revenues paid by the Company to the primary external auditor during the fiscal year when the non-audit services are provided, such services were not recognized by the Company at the time of the engagement as non-audit services, and the services are promptly brought to the attention of the Audit Committee. All non-audit services for fiscal 2004 were pre-approved by the Audit Committee.

     Fees incurred for services provided by the Company’s independent auditors for the years ended January 3, 2004 and January 1, 2005 were:

	Year Ended	Year Ended
	January 3, 2004	January 1, 2005
Audit Fees	$100,400	$138,500
Audit-Related Fees	$12,500	$874
Tax Fees	$27,100	$33,925
All Other Fees	$—	$—

	$140,400	$173,299

     Audit-Related services include consultation related to financial reporting matters. Tax fees are for the preparation of various tax returns and tax consultations.

Principal Stockholders

     The following information sets forth certain information with respect to the beneficial ownership of the Company’s common stock as of March 1, 2005 by (i) each person or entity known to the Company to be the beneficial owner of more than 5% of each class of the Company’s voting shares, (ii) each of the Company’s directors and executive officers and (iii) all of the Company’s directors and executive officers as a group.

	Amount & Nature of
	Beneficial
	Ownership of common
Name and Address (1)	stock (2)(3)		Percent of Class
Lattimore M. Michael	569,383	(4)	10.5%

Joseph L. Weiss	507,014	(5)	9.4%

William N. Griffith (8)	150,155	(6)	2.8%

Michael W. Myers	119,870	(6)	2.2%

Michael G. Webb	94,520	(6)	1.7%

Jim Peterson	80,000	(6)	1.5%

W. Kurt Henke	22,500	(6)	*

William B. Raiford, III	25,500	(6)	*

Barnett Chiz	249,950	(7)	4.6%

Lawrence Chiz	249,950	(7)	4.6%

All Officers & Directors (8 persons)	1,568,942		29.0%

*Less than 1%

(1)	The address of each of Messrs. Michael, Myers and Webb is c/o Back Yard Burgers, Inc., 1657 N. Shelby Oaks Drive Suite 105, Memphis, TN 38134-7401. The address of Mr. Peterson is P.O. Box 1338, Goliad, TX 77963. The address of Mr. Raiford is P. O. Box 1388, Clarksdale, MS 38614. The address of Mr. Henke is P. O. Box 39, Clarksdale, MS 38614. The address of Mr. Griffith is 2770 Tugboat Lane # 104, Cordova, TN 38016. The address of Mr. Barnett Chiz and Mr. Lawrence Chiz is P. O. Box 466, Shaw, MS. The address of Mr. Weiss is P. O. Box 996, Collierville, TN 38027.

(2)	Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to the shares of common stock. None of said persons set forth above owns any shares of preferred stock.

(3)	A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days upon the exercise of options. Each beneficial owner’s percentage ownership is determined by assuming that options that are held by such person (but not those held by any other person) and which are exercisable within 60 days from March 1, 2005, have been exercised (includes shares exercisable pursuant to incentive stock options that have been granted to certain executive officers of the Company as of March 1, 2005).

(4)	Includes 92,060 stock options granted pursuant to the Company’s 1995 Incentive Award Plan and 2002 Equity Incentive Plan which are exercisable as of or within 60 days from March 1, 2005.

(5)	Mr. Weiss’ wife owns 16,660 shares of common stock, each of Mr. Weiss’ two minor children own 9,640 shares of common stock, all of which are reflected in the table. The table also includes 20,000 stock options granted pursuant to the Company’s 1995 Incentive Award Plan and 2002 Equity Incentive Plan and are exercisable as of and within 60 days after March 1, 2005.

(6)	The number shown reflects that portion of stock options granted pursuant to the Company’s Incentive Stock Option Plan of 1993 and the 1995 Incentive Award Plan and 2002 Equity Incentive Plan which are exercisable as of and within 60 days after March 1, 2005, except that (i) with respect to Mr. Griffith, such amount includes 36,435 shares of common stock held directly by Mr. Griffith (ii) with respect to Mr. Myers, such amount includes 7,810 shares of common stock held directly by Mr. Myers (iii) with respect to Mr. Webb, such amount includes 7,800 shares of common stock held directly by Mr. Webb (iv) with respect to Mr. Raiford, such amount includes 10,500 shares of common stock held directly by Mr. Raiford and (v) with respect to Mr. Henke, such amount includes 5,000 shares of common stock held directly by Mr. Henke.

(7)	Mr. Barnett Chiz and Mr. Lawrence Chiz are brothers.

(8)	William N. Griffith resigned from his position as a director and officer of the Company effective January 7, 2005.

Executive Compensation

     Compensation of Directors. Directors who are not officers of the Company receive a $2,000 fee for each Board meeting and $1,000 for each committee meeting attended. Non-qualified options covering 5,000 shares of common stock are granted to such directors annually.

     Compensation of Executive Officers. The following table shows the compensation for each of the last three years of the Company’s chief executive officer and other executive officers whose compensation exceeded $100,000:

Summary Compensation Table

				Securities
				Underlying	All Other
Name	Year	Salary ($) (1)	Bonus ($)	Options (#)	Compensation ($) (2)
Lattimore M. Michael,	2004	163,446	—	18,000	11,128
Chairman and Chief	2003	135,383	53,045	22,000	11,545
Executive Officer	2002	124,770	31,000	25,000	9,195

Michael W. Myers,	2004	149,275	44,875	18,000	4,257
President and Chief	2003	129,846	70,186	22,000	3,964
Operating Officer	2002	121,886	58,250	25,000	2,523

Michael G. Webb,	2004	133,038	17,500	16,000	—
Executive Vice	2003	108,769	34,827	19,000	—
President and Chief	2002	97,749	8,000	20,000	—
Financial Officer

William N. Griffith,
Executive Vice	2004	139,406	18,930	16,000	5,026
President and	2003	115,810	30,267	19,000	4,943
Secretary/Treasurer (3)	2002	109,731	11,768	19,000	3,347

(1)	The amounts indicated include indirect compensation to Mr. Myers for use of a Company automobile, and direct compensation to Messrs. Michael and Griffith in the form of an automobile allowance, although such amounts are less than $50,000 or 10% of their respective total annual salaries and bonuses for each respective year.

(2)	The amounts indicated represent life and/or disability insurance premiums paid on behalf of such persons.

(3)	William N. Griffith resigned from his position as a director and officer of the Company effective January 7, 2005.

Option/SAR Grants in Last Fiscal Year (1)

(Individual Grants)

					Potential Realizable
		Percent of			Value At Assumed
	Number of	Total			Annual Rates of
	Securities	Options/SARs	Exercise		Stock Price
	Underlying	Granted to	or Base		Appreciation For
	Options/SARs	Employees in	Price	Expiration	Option Term
Name	Granted (#)	Fiscal YR (%)	($/Sh)	Date	5%	10%
Lattimore M. Michael	18,000	17.1%	6.24	1-1-14	$70,626	$178,980

Michael W. Myers	18,000	17.1%	6.24	1-1-14	$70,626	$178,980

Michael G. Webb	16,000	15.2%	6.24	1-1-14	$62,779	$159,094

William N. Griffith	16,000	15.2%	6.24	1-1-14	$62,779	$159,094

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values (1)

			Number of Unexercised
	Shares		Securities Underlying		Value of Unexercised In-the-
	Acquired		Options/SARs		Money Options/SARs at
	on	Value	at FY-End		FY-End
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Lattimore M. Michael	—	—	92,060	5,940	$382,572	$6,956

Michael W. Myers	—	—	112,060	5,940	$504,622	$6,956

Michael G. Webb	—	—	86,720	5,280	$388,733	$6,183

William N. Griffith	8,200	$36,162	113,720	5,280	$540,903	$6,183

(1)	The dollar amount shown represents the product of the number of shares purchasable upon exercise of the related options times the difference of the average of the high and low sales prices reported on December 31, 2004 ($7.41) and the weighted average purchase price per share payable upon such exercise.

Other Executive Officers

     In addition to Messrs. Michael, an employee director for whom biographical information is set forth on page 2 above, the Company’s other executive officers are as follows:

     Michael W. Myers (age — 46) has been chief operating officer since August 1999 and was named president effective April 1, 2001. From 1995 to 1999, he was a regional vice president for Whataburger, Inc.

     Michael G. Webb (age — 36) has been chief financial officer since March 1999. From 1995 to 1999, he was the controller for Shepherd Tissue, Inc. From 1993 to 1995, he was a senior financial analyst for the Promus Companies. Prior to 1993, Mr. Webb was an auditor for KPMG Peat Marwick.

Compensation Committee Interlocks and Insider Participation

     Mr. Weiss, who resigned as the Company’s president and chief operating officer in October 1999, was the chairman of the Company’s Compensation Committee during 2004. As a member of the Compensation Committee, Mr. Weiss participated in deliberations with other committee members concerning compensation of officers and non-management personnel. During 2005, the members of the Compensation Committee will be Messrs. Weiss, Henke and Raiford, all of whom are non-employee directors.

Compensation Committee Report On Executive Compensation

     The following report includes a discussion of the Compensation Committee’s philosophy on executive compensation, the primary components of the Company’s compensation program and a description of the chief executive officer’s compensation package during 2004.

     Compensation Principles. The Compensation Committee is responsible for advising the Board of Directors on matters relating to the compensation of the Company’s executive officers. The compensation committee believes the following principles are important in compensating executive officers:

•	Compensation awarded by the Company should be effective in attracting, motivating and retaining key executives;

•	Incentive compensation should be awarded based on the achievement of growth or operational targets at the Company, as applicable; and

•	Executive officers should have an equity interest in the Company to encourage them to manage the Company for the long-term benefit of stockholders.

     The Company’s executive officers are compensated through a combination of salary, cash bonuses and stock option awards, each of which is discussed below.

     Annual Salary - The committee reviews salary levels on an annual basis with the chief executive officer and the Company’s other senior managers, and makes adjustments as appropriate or necessary to keep employees motivated. The committee also has reviewed annually Mr. Michael’s employment agreement. The committee gives great weight to the chief executive officer’s recommendations as to annual salary levels of the Company’s other executive officers.

     Bonus Program - During 2004, certain officers and employees of the Company were eligible to receive bonuses based on the attainment of operational goals during the fiscal year. The operational goals include targeted profits. The Board retains discretion to award bonuses in excess of the pre-determined maximum if growth or performance is exceptional and results from the efforts of the officer or employee. Other officers received discretionary cash bonuses based upon a review of performance by his or her supervisor or, in the case of executive officers, the committee.

     Incentive Plan Awards - In 2004, stock options to purchase 105,000 shares of the Company’s common stock were awarded under the 2002 Equity Incentive Plan to directors, officers and other employees, based on job classification. For officers and other employees, these options generally vest as follows: one-third six months after the date of grant and one-third on each of the first and second anniversary of the grant date. For non-employee directors, these options generally vest 100% six months from the date of grant.

     The compensation committee believes that stock options and other equity-based incentives are valuable tools in encouraging executive officers and other employees to align their interests with the interests of the stockholders and to manage the Company for the long-term.

     The committee believes that grants of stock options will continue to garner the commitment and service of key management personnel, and other officers and employees by allowing these employees to share in the appreciation and value of the Company’s common stock.

     Compensation of Chief Executive Officer - The compensation committee determined the salary, bonus and stock options to be received by Lattimore M. Michael, chairman and chief executive officer of the Company, for services rendered in 2004. In light of the terms of Mr. Michael’s employment agreement described below, Mr. Michael’s wide scope of responsibilities, and the Company’s dependence upon his continued service, he received a salary package of $163,446 for 2004 and a grant of 18,000 stock options.

     OBRA Deductibility Limitation - The Omnibus Budget Reconciliation Act of 1993 (“OBRA”) limits the deduction by public Companies of compensation of certain executive officers to $1 million per year, per executive officer, unless certain criteria are met. Executive compensation in 2004 did not exceed this limit. It is the Company’s policy to comply whenever appropriate and possible with the requirements of OBRA applicable to the qualification of any such compensation for deductibility, and the committee continues to review issues relating to this compensation deduction limitation.

COMPENSATION COMMITTEE
Joseph L. Weiss
W. Kurt Henke
William B. Raiford, III

Employment and Severance Agreements

     The Company entered into a five-year employment agreement dated April 15, 1993 with Lattimore M. Michael. The agreement is automatically extended for an additional one-year period at the end of each year under the agreement, unless terminated pursuant to its provisions. While not terminated, the Compensation Committee elected not to allow the current agreement to automatically renew. As such, the five-year time period has been reduced to three years.

     Pursuant to the current employment agreement, Mr. Michael is employed as the chairman and chief executive officer of the Company. Pursuant to the terms of Mr. Michael’s employment agreement, his current annual base salary is $152,880. In addition to the base salary, the agreement provides for certain bonuses based upon certain profit goals as set by the compensation committee.

     In the event of the termination of Mr. Michael’s employment by the Company during the term of the employment agreement, Mr. Michael shall be entitled to (i) his base salary through the last day of the month in which the date of termination occurs, at the annual rate in effect at the date of termination, to the extent unpaid prior to such date of termination; and (ii) any fixed bonus described above which shall have been earned prior to the date of termination to the extent unpaid prior to such date, except no such bonus payment shall be made if Mr. Michael is terminated for cause. The employment agreement contains a non-competition provision which prohibits Mr. Michael, during the period of his employment and for a period of one year after termination of employment, from engaging in any business, directly or indirectly, in competition with the Company anywhere within a 150 mile radius of the City of Memphis, Tennessee and anywhere within a 50 mile radius of any Company-operated or franchised restaurant located in the United States.

     Effective October 11, 2004, the Company entered into a Severance Agreement with Lattimore M. Michael, Chairman and Chief Executive Officer. Also effective October 11, 2004, the Company entered into Amended and Restated Severance Agreements with each of Michael W. Myers, President and Chief Operating Officer, and Michael G. Webb, Chief Financial Officer. Each agreement provides that if, following a “change in control,” the executive’s employment terminates within twenty-four months (unless the termination is as a result of death, by the Company as a result of the executive’s disability or for “cause”, or by the executive without “good reason”) (the foregoing event being referred to as a “Payment Trigger”), the Company is required to pay the executive an amount equal the sum of 100% of his base salary as in effect immediately prior to the change in control or Payment Trigger plus the executive’s bonus for the fiscal year immediately preceding the year in which such termination occurs and the maximum amounts he could have received under the Company’s incentive plans for the period commencing coincident with or most recently prior to the period in which the change in control or Payment Trigger occurs.

     The Company and William N. Griffith entered into a Separation Agreement effective January 7, 2005 (the “Separation Agreement”) pursuant to which Mr. Griffith resigned from the Board of Directors of the Company and its subsidiaries and as an officer and employee of the Company and its subsidiaries. The Separation Agreement provides that Mr. Griffith and the Company agree to terminate the Employment Agreement dated June 6, 1993 between the Company and Mr. Griffith and the Severance Agreement dated October 11, 2004 between the Company and Mr. Griffith, in each case, without liability to either Mr. Griffith or any of the Company and its subsidiaries, except as described below. Pursuant to the terms of the Separation Agreement, the Company agreed to pay to Mr. Griffith the sum of $7,007.29. The Company also agrees to pay to Griffith his fourth quarter bonus based on the same evaluation criteria as previous quarterly bonuses, which will not exceed $3,000.

     In addition, pursuant to the terms of the Separation Agreement, the Company and Mr. Griffith entered into an Amendment to Stock Option Plan and Agreement, a Consulting Agreement, a Franchise Agreement and an Area Development Agreement, each such agreement dated January 7, 2005.

     The Amendment to Stock Option Plan and Agreement provides that all vested options to acquire common stock of the Company held by Mr. Griffith shall be exercisable by Griffith after his termination of employment from the Company until the earliest to occur of: (i) the last day of the term of the option as specified in the option grant agreement, and (ii) January 7, 2006.

     The Consulting Agreement provides that the Company will pay the sum of $48,000, payable in monthly installments of $8,000 for up to six (6) months, for Mr. Griffith to perform certain consulting services for the Company involving the delivery a competent platform for a new restaurant grill. An additional fee of $27,000 will be paid upon completion of the project.

     The Area Development Agreement and the Franchise Agreement relate to two counties in Texas. The Area Development Agreement requires a ten (10) store development schedule over seven (7) years to maintain exclusivity for the territory and no area development agreement deposits are required. The Franchise Agreement provides for a franchise fee of $5,000 for the first franchised restaurant and no fee for the second franchised restaurant. A franchisee fee of $22,000 is payable for the eight (8) additional franchised restaurants.

Compensation Pursuant to Plans

     Stock Purchase Plan — The Board of Directors of the Company and its stockholders adopted the Company’s Stock Purchase Plan in May 1995. As of March 1, 2005, 128,011 shares had been purchased under the Stock Purchase Plan. Any eligible employee may become a participant in the Stock Purchase Plan by filing with the Company a stock purchase agreement prior to any offering date on which an offering under the Stock Purchase Plan commences. Payment for shares of common stock purchased under the Stock Purchase Plan is made by authorized payroll deductions from a participant’s compensation or by supplemental payments. The purchase price of each share issued pursuant to the Stock Purchase Plan is 85% of the average of the reported highest and lowest bid price of the Company’s common stock on NASDAQ on the applicable purchase date. The Stock Purchase Plan shall continue in effect through May 31, 2005, unless terminated prior thereto by the Board of Directors.

     2002 Equity Incentive Plan — In May 2002, the Board of Directors of the Company and the shareholders authorized the adoption of an Equity Incentive Plan (“EIP”) for the Company’s employees and directors. Prior to amendment as provided herein, an aggregate of 225,000 shares of common stock may be granted under the EIP. In 2004, the plan was amended with shareholder approval to (i) increase the number of shares of common stock that may be issued under the Plan by 400,000 shares from 225,000 shares to 625,000 shares, and (ii) provide that the Board may not materially amend the Plan without the approval of the Company’s stockholders. Options granted under the EIP may be designated by the Compensation Committee of the Board of Directors as Incentive Stock Options or Non-Qualified Stock Options. Non-Qualified Stock Options granted under the EIP may be granted at a price less than fair market value of the common stock on the grant date. Incentive Stock Options granted under the EIP may not be granted at a price less than the fair market value of the common stock on the date of grant (or 110% of fair market value in the case of persons holding 10% or more of the voting stock of the Company). The aggregate number of shares for which Awards are granted to any employee during any calendar year may not exceed 35,000. The term of the options shall be set by the Compensation Committee of the Board of Directors and shall not be more than ten years from the date of grant. There were 220,000 options issued and outstanding under the EIP as of March 1, 2005.

     Additionally, under the EIP, the Compensation Committee of the Board of Directors may award Restricted Stock and/or stock appreciation rights (SARs) to selected employees. The Company has not issued any Restricted Stock or SARs.

     1995 Incentive Award Plan — The Board of Directors of the Company and its stockholders adopted the 1995 Incentive Award Plan in May 1995. As of March 1, 2005, 314,276 options were issued and outstanding under the 1995 Incentive Award Plan. Incentive stock options granted under the 1995 Incentive Award Plan are exercisable for a period of not more than ten (10) years from the date of the grant. The purchase price of each share issued pursuant to the exercise of an incentive stock option granted under the 1995 Incentive Award Plan may not be less than 100% of the fair market value per share on the date of the grant. The purchase price of each share issued pursuant to the exercise of a non-qualified stock option granted under the 1995 Incentive Award Plan is determined by the compensation committee. The period during which the right to exercise an option in whole or in part vests is set by the compensation committee. The 1995 Incentive Award Plan provides that outstanding options or performance awards will become immediately exercisable in the event of a change of control of the Company.

     The compensation committee may grant non-qualified stock options to employee directors, officers, employees and other persons and such options may provide for the right to purchase shares at a specified price which may be less than fair market value on the date of grant (but not less than par value), and usually will become exercisable in installments after the grant date.

     Incentive stock options are designed to comply with the provisions of the Internal Revenue Code, and are subject to restrictions contained in the Code, including a requirement that exercise prices are equal to at least 100% of the fair market value of the shares on the grant date and a ten-year restriction on the option term, but may be subsequently modified to disqualify them from treatment as incentive stock options.

     Restricted stock may be sold to participants at various prices (but not below par value) and made subject to such restrictions as may be determined by the compensation committee. In general, restricted stock may not be sold, or otherwise transferred or hypothecated, until restrictions are removed or expire. Performance awards may also be granted, the value of which may be limited to the market value, book value or other measure of the common stock or other specific performance criteria determined to be appropriate by the compensation committee.

     Notwithstanding the summary description above, the Board has unanimously adopted a policy which provides that the compensation committee shall not be authorized to grant any non-qualified stock option awards, sell any restricted stock, or otherwise provide for any other types of awards under the 1995 Incentive Award Plan that would attribute any value to the shares less than (1) 100% of the fair market value of the shares on the grant date without first making a good faith determination that the specific grant in question is materially important to the Company’s ability to attract and/or retain a “well-qualified person” as an employee of the Company (provided that, except as otherwise set forth below, such awards shall not be granted at less than 85% of the fair market value of the Shares on the date of grant) or (2) 85% of the fair market value of the shares on the grant date without first making a good faith determination that the specific grant in question is materially important to the Company’s ability to attract and/or retain a “key employee” and having further obtained not less than a two-thirds majority approval of the disinterested members of the Board.

     1993 Stock Option Plan - The Board of Directors of the Company and its stockholders adopted the 1993 Stock Option Plan in April 1993. Under the 1993 Stock Option Plan, the Company could grant to eligible salaried individuals, incentive stock options, as defined in Section 422(b) of the Code. As of March 1, 2005, 95,300 options were issued and outstanding under the 1993 Stock Option Plan. These were granted to certain executive officers and employees. All options under the 1993 Stock Option Plan were granted at an exercise price equal to the fair market value of the common stock on the date of grant. Under the provisions of the 1993 Stock Option Plan, no options shall be granted after April 1, 2004, so there will be no future option grants under this plan.

Audit Committee Report

     The audit committee has reviewed and discussed with management the Company’s audited consolidated financial statements as of and for the year ended January 1, 2005. The audit committee has also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. The audit committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and has discussed with PricewaterhouseCoopers LLP their independence. Based on the reviews and discussions referred to above, the audit committee has recommended to the Board of Directors that the audited consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended January 1, 2005, filed with the Securities and Exchange Commission.

AUDIT COMMITTEE
Jim Peterson, Chairman
Joseph L. Weiss
William B. Raiford, III

Section 16(a) Beneficial Ownership Reporting Compliance

     U.S. securities laws require the Company’s officers and directors, and persons who own more than ten percent of a registered class of the common stock, to file reports of beneficial ownership and changes in beneficial ownership with the SEC and to furnish copies of all filed forms to the Company. Based solely on its review of the copies of such forms and written representations from reporting persons, the Company believes that all such filings required in 2004 were made in a timely fashion.

Independent Registered Public Accounting Firm

     The Audit Committee recommended to the Board of Directors of the Company, and the Board of Directors accepted, the appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for the Company for 2005. Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting and will be given the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

Certain Transactions

     In July of 2002, the Company entered into a lease financing transaction for a new restaurant site and building with Batesville Back Yard Properties, LLC. Messrs. Michael, Weiss, Henke, Raiford, Webb and Myers hold membership interest in Batesville Back Yard Properties, LLC. The total value of the transaction was $812,500. The Company recorded $490,000 as a capital lease for the construction of the building and $322,500 as an operating lease for the land on which the building is located. The effective interest rate of the transaction was approximately 10.7%. The transaction was reviewed and approved by the Company’s Board of Directors.

     The Company purchases certain food related products from Michael’s Enterprises, Inc. Mr. Michael is the president and majority owner of Michael’s Enterprises, Inc. System-wide purchases from Michael’s Enterprises, Inc. during fiscal year 2004 were approximately $33,000.

     From time to time in the ordinary course of business, the Company does business with and/or engages in other transactions between itself and certain affiliated parties. Management of the Company believes that such dealings and transactions are immaterial in nature and have been on terms no less favorable to the Company than those that could have been obtained from unaffiliated parties.

COMPANY PERFORMANCE

     The graph below shows a comparison for the past five years of the cumulative total stockholder returns (assuming reinvestment of dividends), for the Company’s common stock, the S&P SmallCap 600 Index, and the S&P Restaurants — Small Index, assuming a $100 investment as of the beginning of the period.

		INDEXED RETURNS
	Base	Years Ending
	Period
Company / Index	1999	2000	2001	2002	2003	2004
Back Yard Burgers, Inc.	$100	$44.66	$270.93	$265.49	$424.71	$510.55

S&P Smallcap 600 Index*	$100	$111.80	$120.95	$102.26	$142.35	$174.31

S&P Restaurants-Small*	$100	$124.27	$172.09	$160.47	$217.09	$263.94

*	Source — Standard & Poor’s Institutional Market Services Division

EQUITY COMPENSATION PLAN TABLE

     The following table sets forth information, as of January 1, 2005, with respect to the Company’s compensation plans under which common stock is authorized for issuance:

	(a)	(b)	(c)
Number of
	Securities to be		Number of Securities
	Issued upon		Remaining Available for
	Exercise of	Weighted-Average	Future Issuance under
	Outstanding	Exercise Price of	Equity Compensation
	Options, Warrants	Outstanding Options,	Plans (Excluding Securities
	and Rights	Warrants and Rights	Reflected in Column (a))
Equity compensation plans approved by security holders	629,576(1)	$3.29	405,000(2)

Equity compensation plans not approved by security holders	N/A	N/A	N/A

Total	629,576	$3.29	405,000

(1)	Includes securities to be issued upon exercise of outstanding options under the Company’s 1993 Stock Option Plan, the 1995 Incentive Award Plan and the 2002 Equity Incentive Plan.

(2)	Includes securities remaining available for future issuance under the Company’s 2002 Equity Incentive Plan.

PROXY SOLICITATION

     The expense of the Board’s solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, by telephone or telegraph. Banks, brokerage houses, and other institutions, nominees and fiduciaries will be requested to forward the soliciting materials to beneficial owners of the common stock and the preferred stock and to obtain authorizations for the execution of proxies; and if they in turn so request, the Company will reimburse such banks, brokerage houses and other institutions, nominees and fiduciaries for their expenses in forwarding such materials. Directors, officers and regular employees of the Company and its subsidiaries may also solicit proxies without additional remuneration therefor.

     Stockholders are urged to sign the accompanying proxy, solicited on behalf of the Board of Directors of the Company, and return it at once in the envelope provided for that purpose. Proxies will be voted in accordance with the stockholders’ directions. If no directions are given, the proxies will be voted FOR all proposals. A stockholder giving a proxy has the power to revoke it any time prior to its exercise by executing another proxy bearing a later date, by written notice to the Company’s secretary or by oral or written statement at the meeting.

STOCKHOLDER PROPOSALS

     Proposals by stockholders intended to be presented at the Company’s annual meeting in 2006 must be received by the Company no later than December 17, 2005 in order to be included in the Proxy Statement relating to such annual meeting. Any such proposal must comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934. Additionally, any shareholder proposal presented at the 2006 annual meeting but not received by the Company on or before March 7, 2006 will not be included in the proxy statement but may be voted upon using the discretionary voting authority conferred to the proxies to vote in their sole discretion with respect to such matters.

OTHER MATTERS

     The Board of Directors does not know of any matters which may be presented at the meeting other than those specifically set forth in the Notice of Annual Meeting. If any other matter should come properly before the meeting or any postponements, continuations or adjournments thereof, the holders of the proxies will vote in accordance with their best judgment with respect to such matter.

ADDITIONAL INFORMATION AVAILABLE

     The Company will provide, without charge, to any person receiving a copy of this Proxy Statement, upon written request of such person, a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended January 1, 2005, including the financial statements thereto. Such requests should be addressed to Michael G. Webb, Chief Financial Officer, Back Yard Burgers, Inc., 1657 N. Shelby Oaks Drive, Suite 105, Memphis, Tennessee 38134.

By Order of the Board of Directors

Lattimore M. Michael
Chairman and Chief Executive Officer

April 28, 2005

APPENDIX A

AMENDMENT NO. 1 TO THE
BACK YARD BURGERS, INC.
1995 EMPLOYEE STOCK PURCHASE PLAN

     Pursuant to Section 18 of the Back Yard Burgers, Inc. 1995 Employee Stock Purchase Plan (the “Plan”), the Plan is hereby amended as follows:

     1. The first sentence of Section 3 of the Plan is deleted in its entirety and the following is substituted in its place:

     The Plan shall continue in effect through May 31, 2010, unless terminated prior thereto pursuant to Section 15 or Section 19 hereof, or pursuant to the next succeeding sentence.

     2. This Amendment shall amend only those provisions of the Plan set forth herein, and those sections, paragraphs and sentences not expressly amended hereby shall remain in full force and effect.

     3. This Amendment shall be effective immediately upon its approval by the stockholders of the Company.

CERTIFICATE

     I, Lattimore M. Michael, Chairman and Chief Executive Officer of Back Yard Burgers, Inc., certify that the foregoing is a true and correct copy of Amendment No. 1 to the Back Yard Burgers, Inc. 1995 Employee Stock Purchase Plan as adopted by the Board of Directors of the corporation.

By:

Lattimore M. Michael
Chairman and Chief Executive Officer

PROXY	BACK YARD BURGERS, INC.

     The undersigned stockholder(s) of Back Yard Burgers, Inc. (the “Company”) hereby appoint(s) Lattimore M. Michael and Joseph L. Weiss, and each or either of them, the true and lawful agents and attorneys-in-fact for the undersigned, each with full power of appointment and substitution, and hereby authorizes them to represent and to vote, as designated below, all shares of the $.01 par value common stock and/or the $.01 par value preferred stock of the Company which the undersigned is entitled to vote at the annual meeting of the stockholders to be held at the Embassy Suites Hotel, 1022 South Shady Grove Road, Memphis, Tennessee 38120 on May 27, 2005, at 10:00 a.m., central time, and at any and all postponements, continuations or adjournments thereof. This proxy, when properly executed, will be voted in the manner directed by the undersigned.

1.	Proposal to elect one Class II Director for a three year term expiring 2008.

WITHHOLD
	FOR	AUTHORITY
W. Kurt Henke	☐	☐

2.	Proposal to approve an amendment to the 1995 Employee Stock Purchase Plan to extend the expiration date to May 31, 2010.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	In the discretion of the proxy holders regarding other business which properly comes before the meeting or at any and all postponements, continuations or adjournments thereof.

This proxy is solicited on behalf of the Board of Directors of the Company. It will be voted for the above proposals unless otherwise directed.

NOTE: Please date proxy and sign as name appears hereon. When shares are held by joint tenants, both should sign. If signer is a corporation, please sign full corporate name by authorized officer.

Dated:

Sign here:

(Please sign exactly as name appears hereon. Administrators, executors, trustees, etc. should so indicate when signing.)

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY.